                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of June 1, 2000, by and between and among:

          COMMERCE NATIONAL BANK ("CNB"), a National Association, with its principal place of business at 100 E. Wilson Bridge Road, Worthington, Ohio 43085;

          CNBC BANCORP ("CNBC"), an Ohio corporation, with its principal place of business at 100 E. Wilson Bridge Road, Worthington, Ohio 43085; and

          JOHN A. ROMELFANGER ("Romelfanger"), residing at 1016 Inlet Court, Westerville, Ohio 43082

         WHEREAS, CNB and CNBC (collectively the "Bank" unless the context indicates one entity or the other) are engaged in the financial services business, and the services of Romelfanger have been an invaluable factor contributing to the prior success enjoyed by the Bank; and
         WHEREAS, the Bank wishes to retain the services, knowledge, and abilities of Romelfanger as the Chief Operating Officer of CNB and Vice President, Secretary and Treasurer of CNBC, and the Bank also desires to prevent any other competitive business from securing Romelfanger's services and utilizing his experience, background and expertise; and
         WHEREAS, Romelfanger is willing to continue in the employ of the Bank and agrees to be bound by the terms and conditions of this Agreement as hereinafter set forth; and
         WHEREAS, the Board of Directors of CNB and CNBC (the "Boards") have determined that it is in the best interests of CNB and CNBC and their shareholders to continue to employ Romelfanger as Chief Operating Officer and that CNB and CNBC should be bound by the terms and conditions of this Agreement, and Romelfanger desires to serve in that capacity.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1.       CONTRACT PERIOD.
                  ---------------

         The Bank shall continue to employ Romelfanger, and Romelfanger shall serve the Bank, on the terms and conditions set forth in this Agreement, for the period commencing on the date of this Agreement and ending on May 31, 2005 (the "Contract Period"). However, the Contract Period may be extended beyond May 31, 2005, by mutual agreement of Romelfanger and the Bank, in which event the Contract Period shall end on such date as agreed.

         2.       POSITION AND DUTIES.
                  -------------------

                  (a) During the Contract Period, Romelfanger shall be the Chief Operating Officer and director of CNB and Vice President, Secretary and Treasurer of CNBC with such duties and responsibilities as are assigned to him by the Boards or Chief Executive Officer consistent with his positions of both entities. Romelfanger shall, from time to time, and with the consent of the Chief Executive Officer, be entitled to delegate with appropriate supervision the performance of some of his duties and responsibilities to other management personnel of the Bank. During the Contract Period, Romelfanger also agrees, if elected, to serve as a member of the Board of Directors of CNB and/or CNBC, without additional compensation for such service.

                  (b) During the Contract Period, and excluding any periods of vacation and sick leave to which he is entitled, Romelfanger shall devote his full attention and time during normal business hours to the business and affairs of the Bank and shall perform his services wherever the Boards may from time to time designate and to the extent necessary to discharge the responsibilities assigned to him under this Agreement, use his reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for Romelfanger to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with the Bank and do not interfere with the performance of his responsibilities as the Chief Operating Officer of CNB or as Vice President, Secretary and Treasurer of CNBC in accordance with this Agreement.

         3.       COMPENSATION AND BENEFITS.
                  -------------------------

                  (a) BASE SALARY. During the Contract Period and for the remainder of the current calendar year which expires on December 31, 2000, Romelfanger shall receive an annual base salary ("Annual Base Salary") of One Hundred and nine Thousand Dollars ($109,000), payable in equal installments at intervals not less frequent than monthly. For the calendar year commencing January 1, 2001, and for each subsequent calendar year prior to the expiration of the Contract Period, Romelfanger shall receive an increase in his then Annual Base Salary in an amount which shall be determined by the President, but in no event shall the percentage increase be less than fifty percent (50%) of the percentage increase in the diluted earnings per common share of CNBC (the "EPS") during the immediately preceding year over the prior year. In no event shall the Annual Base Salary then currently being paid be decreased. In calculating the application of the fifty percent (50%) provision where there is an increase in the EPS for a year following a year in which there has been a decrease in the EPS, the minimum percentage increase in the Annual Base Salary shall be fifty percent (50%) of the sum of the percentage decrease in EPS of the earlier year and the percentage increase in EPS for the later year. Exhibit A attached hereto contains example calculations which illustrate the provisions of this Subparagraph (a).

                  (b) BONUS. In addition to the Annual Base Salary, Romelfanger may be awarded, for each calendar year or portion of a calendar year ending during the Contract Period, an annual bonus (the annual bonus from time to time in effect for the then current calendar year is referred to as the "Annual Bonus"). The Annual Bonus will be as determined by the President, the Board or the Board's designated committee. Any such Annual Bonus shall be paid in a single cash lump sum no later than ninety (90) days after the end of the calendar year for which the Annual Bonus is awarded.

                  (c) SUPPLEMENTAL RETIREMENT BENEFIT. During the Contract Period, the Bank shall contribute the sum of Twelve Thousand, Five Hundred Dollars ($12,500.00) each full calendar year, prorated on a daily basis for partial calendar years, to the trustee of a certain trust (the "Trust") established by the Bank pursuant to the terms of a Severance Benefit Trust Agreement (the "Trust Agreement") of even date herewith. Romelfanger shall be entitled to receive payments from the Trust in accordance with the terms of this Agreement and the Trust Agreement. This benefit is in addition to the Deferred Compensation Agreement dated December 31, 1994 between Commerce National Bank and John A. Romelfanger a copy of which is attached as Exhibit C.

                  (d) OTHER BENEFITS. During the Contract Period: (i) Romelfanger shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Bank to the same extent as the other executive officers of the Bank; and (ii) Romelfanger and/or Romelfanger's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Bank (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as the other executive officers of the Bank. The benefits currently being provided to Romelfanger are set forth on Exhibit B attached hereto.

                  (e) EXPENSES. During the Contract Period, Romelfanger shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in carrying out his duties under this Agreement, provided that he complies with the policies, practices and procedures of the Bank for submission of expense reports, receipts, or similar documentation of such expenses.

                  (f) VACATION. Romelfanger shall be entitled to four (4) weeks of paid vacation during each full calendar year in the Contract Period.

                  (g) OPTIONS. Annually, Romelfanger shall be granted options to purchase shares of the common stock of CNBC in an amount equal to twenty percent (20%) of his Annual Base Salary for the immediately preceding year, subject however, to the anti-dilution adjustments, as and to the extent set forth in the CNBC Bancorp 1999 Stock Option Plan and the CNBC Bancorp 1996 Non-Qualified Stock Option Plan (as amended and restated April 20, 1999), and as it may be subsequently amended, restated or replaced (collectively the "Plans"), and subject also to any other limitations set forth in the Plans, including the limitation on the maximum number of options to be granted each year to any one individual.

                  (h) LIFE INSURANCE. In addition to any group life insurance coverage provided to Romelfanger by the Bank under Paragraph (d) above, and the life insurance coverage provided under the deferred compensation agreement dated December 31, 1994, the Bank will continue in force and will pay the premiums for an individual life insurance policy on Romelfanger's life in the face amount of One Million Dollars ($1,000,000) or any replacement thereof. Romelfanger will have the right to designate the beneficiary of this policy or any replacement thereof.
                  (i) DISABILITY POLICY. The Bank will annually reimburse Romelfanger for the premium paid by him to maintain in force an individual disability income policy. The reimbursement shall be (i) made within ten (10) days following submission by Romelfanger to the Bank of an expense report with appropriate supporting documentation and
         (ii) treated as compensation to Romelfanger and shall be subject to all appropriate withholdings.

         4.       TERMINATION OF EMPLOYMENT.
                  -------------------------

                  (a) DEATH OR DISABILITY. Romelfanger's employment shall terminate automatically upon his death during the Contract Period. The Bank shall be entitled to terminate Romelfanger's employment during the Contract Period due to his Disability. "Disability" means that Romelfanger has been unable, for a period of either (A) 120 consecutive calendar days or (B) an aggregate of 180 calendar days in a period of 365 consecutive calendar days, to substantially perform his material duties under this Agreement, as a result of physical or mental illness or injury. A termination of Romelfanger's employment by the Bank due to his Disability shall be communicated to him by written notice, and shall be effective on the 30th day after receipt of such notice by him (the "Disability Effective Date"), unless he returns to work and is able to substantially perform his duties in accordance with the provisions of Section 2 before the Disability Effective Date. For and during any period prior to the Bank electing to terminate Romelfanger's employment due to his Disability, when he is receiving partial or full disability income benefits from either the Bank provided group policy or his individual disability income policy referred to in Paragraph (i) of Section 3 above, the Annual Base Salary paid to him shall be reduced in order to give the Bank credit for the partial or full disability income benefits being received by Romelfanger.

                  (b) CAUSE. The Bank may terminate Romelfanger's employment during the Contract Period "For Cause" or "Without Cause." "For Cause" means:

                           (i) The continued failure of Romelfanger to
                  substantially perform the duties and responsibilities of his position; or

                           (ii) Illegal conduct or gross misconduct by
                  Romelfanger that results in material and demonstrable damage to the business or reputation of the Bank.

                  With regards to Section 4(b)(i), the Bank shall be required to provide Romelfanger with written notification regarding those duties and responsibilities which it determines he has failed to substantially perform. The Bank must cite specific objectives which it believes would represent substantial performance and which must be met by Romelfanger. Further, the Bank must provide Romelfanger with an appropriate and reasonable time frame to accomplish that substantial performance. Only upon Romelfanger's failure to meet those specific objectives within the stated time frame will there be a right to terminate "For Cause" under
         Section 4(b)(i).

                  Any act or failure to act by Romelfanger that is based upon authority given him pursuant to a resolution duly adopted by the Boards, or the advice of counsel for the Bank, shall be conclusively presumed to be done, or omitted to be done, by Romelfanger in good faith and in the best interests of the Bank, and shall not give rise to a termination For Cause under this Paragraph. Romelfanger's termination For Cause shall be effective immediately unless the Bank states otherwise.

                  "Without Cause" shall be termination of Romelfanger's employment during the Contract Period by the Boards for any reason other than For Cause, Death or Disability.

                  (c)      GOOD REASON.

                           (i) Romelfanger's employment may be terminated by him
                  during the Contract Period for "Good Reason" , "Without Good Reason" or due to a "Change in Control." "Good Reason" means:

                                    A. The assignment to Romelfanger of any
                           duties inconsistent in any respect with Paragraph (a) of Section 2 of this Agreement, or any other action by the Bank that results in a material diminution in his position, authority, duties or responsibilities, other than an isolated or an insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Bank within a reasonable period of time after receipt of written notice thereof from Romelfanger; or

                                            B. Any material breach of this
                           Agreement by the Bank, other than an isolated or an insubstantial and inadvertent breach that is not taken in bad faith and is remedied by the Bank within a reasonable period of time after receipt of written notice thereof from Romelfanger. A material breach shall include, but not be limited to, a failure by the Bank to comply with any provision of
                           Section 3, Section 6 or Paragraph (c) of Section 11 of this Agreement.

                           C. The replacement of Thomas McAuliffe, currently Chief Executive Officer and President of CNBC and CNB, provided Romelfanger gives six (6) months advance notice.

                           (ii) A termination of employment by Romelfanger for
                  Good Reason shall be communicated to the Bank by written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Bank that constitutes Good Reason and the specific provision(s) of this Agreement on which Romelfanger relies. A termination of employment by Romelfanger under
                  Section 4 (c)(i)(A) or 4(c)(i)(B) shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given) which is agreed to by the President or Board. A termination of employment by Romelfanger under Section 4 (c)(i)(C) shall be effective six
                  (6) months after the notice is given unless the Board sets for an earlier date.

                           (iii) "Without Good Reason" shall be termination by
                  Romelfanger of his employment during the Contract Period for any reason other than those cited under For Good Reason or "Change In Control" (as hereafter defined).

                  (d) CHANGE IN CONTROL. Romelfanger's employment may be terminated by him for any reason in the event that during the Contract Period there has been a "change in control" of the Bank (as defined below). Solely for the purposes of applying the provisions of the immediately preceding sentence, if Romelfanger elects to terminate his employment due to a change in control, then the Date of

         Termination shall be the date selected by Romelfanger when he ceases to be employed by the Bank.

                  (i) For purposes of this Paragraph (d), a change in control shall be deemed to occur:

                                    A. When any "person" as defined in Sec.
                           (a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Secs. 13(d) and 14(d) thereof, including a "group" as defined in Sec. 13(d) of the Exchange Act, but excluding CNBC and any subsidiary of CNBC, any employee benefit plan sponsored or maintained by CNBC or CNB or any subsidiary of CNBC (including any trustee of such plan acting as trustee), and Romelfanger or any affiliate of Romelfanger, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of CNBC representing twenty percent (20%) or more of the combined voting power of CNBC's then outstanding securities;

                                    B. When, during any period of twenty-four
                           (24) consecutive months during the term of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of CNBC (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation or with the approval of, at least sixty-seven percent (67%) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Subparagraph B; or

                                    C. When the shareholders of either CNBC or
                           CNB approve a merger or consolidation resulting in the shareholders of CNBC immediately prior to the merger or consolidation owning less than fifty percent (50%) of the surviving entity immediately following the merger or consolidation, or approve a sale or disposition of all or substantially all of either CNBC's or CNB's assets or a plan of partial or complete liquidation.

                  (e) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

                  (f) DATE OF TERMINATION. The "Date of Termination" means the date of Romelfanger's death, the Disability Effective Date, or the date on which the termination of Romelfanger's employment by the Bank or by Romelfanger is effective, as the case may be.

         5.       OBLIGATIONS OF THE BANK UPON TERMINATION.
                  ----------------------------------------

                  (a) UPON CHANGE IN CONTROL. If Romelfanger elects to terminate his employment on account of the occurrence of a change in control, as defined in Paragraph (d) of Section 4, the Bank shall pay the amounts described in Subparagraph (i) below to Romelfanger or in the case of his death after commencement of payments to his estate or beneficiary and shall continue the benefits described in Subparagraph (ii) below until the completion of the payment of the amounts described in Subparagraph
         (i)(B) below:

                           (i) The amounts to be paid as described above are:

                                    A. Romelfanger's accrued but unpaid cash
                           compensation (the "Accrued Obligations"), which shall equal any portion of his Annual Base Salary through the Date of Termination that has not yet been paid;
                           (2) any compensation previously deferred by Romelfanger (together with any accrued interest or earnings thereon) that has not yet been paid; and (3) any accrued but unpaid vacation pay; and

                                    B. Severance payments calculated on an
                           annual basis and paid on a monthly basis, beginning one (1) month following the Date of Termination, and continuing for a total of twenty-four (24) consecutive months. The annual amount shall be determined by multiplying Romelfanger's Annual Base Salary for the calendar year in which the Date of Termination occurs by a factor of one and one-half (1.50), then dividing by a factor of twenty-four
                           (24).

                                    C. Amounts accrued under the Deferred
                           Compensation Agreement dated December 31, 1994, attached as Exhibit C.

                           (ii) The benefits to be continued are benefits to
                  Romelfanger and/or his family at least as favorable as those that would have been provided to them under Paragraph (d)(ii) of Section 3 of this Agreement if Romelfanger's employment had continued until the completion of the payments of the amounts described in Subparagraph (i)(B) above; provided, however, that during any period when Romelfanger is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Bank under this subparagraph may cease. The foregoing notwithstanding, if the Bank is unable to continue to provide benefits to Romelfanger and/or his family on account of his or their ceasing to be eligible for those benefits under the terms of the applicable plan or policy, then the Bank will pay to Romelfanger and/or his family on a monthly basis the cost of providing medical, life and disability insurance of substantially equal or better coverage.

                           (iii) This subparagraph was intentionally deleted.

                           (iv) If the payments provided under this Agreement
                  would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payments shall be reduced to the largest amount as will result in no portion of the benefit under Paragraph 5(a) being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Bank under Section 280G of the Code.

                  (b) WITHOUT CAUSE: FOR GOOD REASON. If Romelfanger's employment is terminated during the Contract Period either by the Bank Without Cause as provided in Paragraph (b) of Section 4, or by Romelfanger for Good Reason as provided in Paragraph (c) of Section 4, the Bank shall pay the amounts described in Subparagraph 5(a)(i)(A) and 5(a)(i)(C) above to Romelfanger, shall continue to pay his Annual Base Salary for a period of one (1) year following the Date of Termination, and shall continue the benefits described in Subparagraph 5(a)(ii) above for a period of one year following the Date of Termination. Further, Romelfanger shall also be entitled to receive in a single payment, within thirty (30) days of the Date of Termination, all of the funds then either allocated or credited to Romelfanger under the Trust plus the before tax income received from the investment of those funds. The Bank shall be required to make a prorated contribution to the Trust of the amount required of it under Paragraph (c) of Section 3 for the calendar year in which the Date of Termination occurs, which contribution shall be made within the aforesaid thirty (30) day period. After the Date of Termination, the Bank shall be relieved of any further obligation to contribute to the Trust.

                  (c) FOR CAUSE; WITHOUT GOOD REASON. If Romelfanger's employment is terminated during the Contract Period by the Bank For Cause as provided in Paragraph (b) of Section 4, or by Romelfanger Without Good Reason as provided in Paragraph (c) of Section 4, then he shall be entitled to be paid the amounts described in Paragraph 5(a)(i)(A).

                  (d) EXPIRATION OF CONTRACT PERIOD. If Romelfanger's employment is terminated for any reason after the expiration of the Contract Period, he shall be entitled to receive in a single payment, within thirty (30) days of the Date of Termination, all of the funds then either allocated or credited to Romelfanger under the Trust plus the before tax income received from the investment of those funds.

         6.       FUNDING OF SUPPLEMENTAL RETIREMENT BENEFITS.
                  -------------------------------------------

         Upon the occurrence of a "change in control" as defined in Paragraph
(d) of Section 4, then within ten (10) days thereafter the Bank shall contribute to the trustee of the Trust in a single payment that amount which shall be necessary to fully fund the benefit to be paid to Romelfanger by the Bank as described in Paragraph
(a)(i)(B) of Section 5. Furthermore, if the change in control is due to the sale, merger or consolidation of either CNBC or CNB or the assets of either of them, then such contribution will be required prior to the date of the consummation of such sale, merger or consolidation. In determining the amount necessary to fully fund the obligation, the Bank shall be entitled to discount its future liability to Romelfanger by a rate equal to the interest rate then being paid on United States Treasury obligations having a maturity of two (2) years.

         7.       NON-EXCLUSIVITY OF RIGHTS.
                  -------------------------

         Nothing in this Agreement shall prevent or limit Romelfanger's continuing or future participation in any plan, program, policy or practice provided by the Bank or any of its affiliated companies for which he may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as Romelfanger may have under any contract or agreement with the Bank. Vested benefits and other amounts that Romelfanger is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with the Bank on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

         8.       FULL SETTLEMENT.
                  ---------------

         The Bank's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Bank may have against Romelfanger or others. In no event shall Romelfanger be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Romelfanger under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether Romelfanger obtains other employment so long as such other employment does not conflict with the obligations set forth in Section 10 below. The Bank agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that Romelfanger may reasonably incur as a result of any contest by the Bank, Romelfanger or others of the validity or enforceability of, or liability under, any provision of this Agreement, together with interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended, but only upon the condition that the contest is in the context of or relates to a "change of control" as that term is defined in Paragraph (d) of Section 4 above.

         9.       CONFIDENTIAL INFORMATION.
                  ------------------------

         Romelfanger shall hold in a fiduciary capacity for the benefit of the Bank all secret or confidential information, knowledge or data relating to the Bank or any company affiliated therewith and their respective businesses that he obtains during his employment by the Bank and that is not public knowledge (other than as a result of Romelfanger's violation of this Section 9) ("Confidential Information"). Romelfanger shall not communicate, divulge or disseminate Confidential Information at any time during or after his employment with the Bank, except with the prior written consent of the Bank or as otherwise required by law or legal process.

         10.      NONCOMPETITION; NONSOLICITATION.
                  -------------------------------

                  (a) During the Contract Period and during the eighteen (18) month period following the termination of his employment with the Bank (the "Restriction Period"), Romelfanger shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of one percent (1%) of the outstanding voting shares of any company) that is, or intends to be, engaged in any business which is in competition with the business of the Bank or any of its subsidiaries in any geographic area in which the Bank or any of its subsidiaries operates an office which employs at least one (1) person (a "Competitor"). The restrictive covenant set forth in this Paragraph (a) shall not apply, however, if the termination of Romelfanger's employment is on account of the Bank exercising its right to terminate his employment under Paragraph (a) of
         Section 4 in the event of his Disability.

                  (b) During the Contract Period and during the two (2) year period following the termination of his employment with the Bank (the "Nonsolicitation Period"), Romelfanger shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that during the two year period preceding such termination of his employment with the Bank is or was engaged in a business relationship with the Bank or any of its subsidiaries to terminate its relationship with the Bank or any of its subsidiaries or to engage in a business relationship with a Competitor. The restrictive covenant set forth in this Paragraph (b) shall not apply, however, if the termination of Romelfanger's employment is on account of the Bank exercising its right to terminate his employment under Paragraph (a) of Section 4 in the event of his Disability.

                  (c) During the Nonsolicitation Period, Romelfanger will not, except with the prior written consent of the Bank, directly or indirectly, induce any employee of the Bank or any of its subsidiaries to terminate employment with such entity, and will not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person who is or was employed by the Bank or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

                  (d) Promptly following his termination of employment, Romelfanger shall return to the Bank all property of the Bank, and all copies thereof in his possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

                  (e) Romelfanger acknowledges and agrees that the Restriction Period and the Nonsolicitation Period and the matters and territories covered thereby are fair and reasonable and the result of negotiation, and further acknowledges and agrees that the covenants and obligations of him in Section 9 and this Section 10 with respect to noncompetition, nonsolicitation, confidentiality and Bank property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Bank irreparable injury for which adequate remedies are not available at law. Therefore, Romelfanger agrees that the Bank shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain him from committing any violation of such covenants and obligations. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Bank may have at law or in equity.

         11.      SUCCESSORS.
                  ----------

                  (a) This Agreement is personal to Romelfanger and, without the prior written consent of the Bank, shall not be assignable by him otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Romelfanger's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Bank and its successors and assigns.

                  (c) The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition")) to all or substantially all of the business and/or assets of the Bank expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would have been required to perform it if no such succession had taken place. As used in this Agreement, "Bank" shall mean both the Bank as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         12.      MISCELLANEOUS.
                  -------------

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


         IF TO ROMELFANGER:
         -----------------

                  John A. Romelfanger
                  1016 Inlet Court
                  Westerville, Ohio 43082


         IF TO THE BANK:
         --------------

                  Commerce National Bank
                  100 East Wilson Bridge Road
                  Worthington, Ohio  43085

                  Attention:  Chief Executive Officer

         Or to such other address as either party furnishes to the other in writing in accordance with this paragraph. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or lack of enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, the Bank may withhold from amounts payable under this Agreement all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) Romelfanger's or the Bank's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of Romelfanger to terminate employment for Good Reason pursuant to Paragraph (c) of
         Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

IN WITNESS WHEREOF, Romelfanger has hereunto set his hand and, pursuant to the authorization of their Board of Directors, CNB and CNBC have caused this Agreement to be executed in their name on their behalf, all as of the day and year first above written.

                                       COMMERCE NATIONAL BANK



                                       By:
                                          -------------------------------------
                                                Thomas D. McAuliffe
                                                Chief Executive Officer



                                       CNBC BANCORP



                                       By:
                                          -------------------------------------
                                                Thomas D. McAuliffe
                                                Chairman



                                       John A. Romelfanger, INDIVIDUAL



                                       By:
                                          -------------------------------------
                                                John A. Romelfanger